UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2026, bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), consummated a best efforts public offering (the “Offering”) of an aggregate of (i) 1,040,000 shares (the “Shares”) of common stock, par value $0.007 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,960,000 shares of Common Stock (“Pre-Funded Warrants Shares”) in lieu of Shares. Each Share was sold at a public offering price of $0.80. Each Pre-Funded Warrant was sold at a public offering price of $0.793.

The aggregate gross proceeds from the Offering were approximately $3.2 million, before deducting placement agent fees and other offering expenses. The Company intends to use the proceeds of the Offering for working capital and other general corporate purposes.

The Securities Purchase Agreement

In connection with the Offering, on June 16, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of thirty (30) days from the closing of the Offering and will not enter into variable rate transactions for a period of three (3) months following the closing of the Offering, subject to certain exceptions, including that the prohibition against entering into an “at the market” offering will expire thirty (30) days following the closing of the Offering.

The foregoing does not purport to be a complete description of the Purchase Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

Also, in connection with the Offering, on June 16, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with WallachBeth Capital LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 7.5% of the gross proceeds raised in the Offering and reimbursed the Placement Agent $120,000 for its expenses in connection with the Offering.

The Placement Agency Agreement and the Purchase Agreement each contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company’s executive officers and directors have entered into agreements providing that, for a period of thirty (30) days from the closing of the Offering, each of these persons may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent. The Placement Agency Agreement also provides that the Company will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of thirty (30) days from the closing of the Offering and will not enter into variable rate transactions for a period of three (3) months following the closing of the Offering, subject to certain exceptions, including that the prohibition against entering into an “at the market” offering will expire thirty (30) days following the closing of the Offering.

The foregoing does not purport to be a complete description of the Placement Agency Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one (1) share of Common Stock at an exercise price of $0.007 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full. The exercise price of the Pre-Funded Warrants and number of Pre-Funded Warrant Shares will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Pre-Funded Warrants may be exercised on a cashless basis at any time. A holder of the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-296764), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) that became effective on June 16, 2026.

The foregoing does not purport to be a complete description of each of the Pre-Funded Warrants and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibits 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

The Company issued a press release announcing the pricing of the Offering on June 17, 2026. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

The Company issued a press release announcing the closing of the Offering on June 18, 2026. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

As of the date of this Current Report on Form 8-K, after the closing of the Offering there are 6,283,061 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of June 16, 2026, by and between bioAffinity Technologies, Inc. and WallachBeth Capital LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated June 17, 2026
99.2	Press Release dated June 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026	BIOAFFINITY TECHNOLOGIES, INC.

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer